Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "NEW AMEREN ENERGY RESOURCES, LLC", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF NOVEMBER, A.D. 2013, AT 1:50 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5421258 8100

131346688

AUTHENTICATION: 0924185

DATE: 11-25-13

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:52 PM 11/25/2013
FILED 01:50 PM 11/25/2013
SRV 131346688 - 5421258 FILE

CERTIFICATE OF FORMATION

OF

NEW AMEREN ENERGY RESOURCES, LLC

1. The name of the limited liability company is New Ameren Energy Resources, LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 25th day of November, 2013.

/s/Shannon Kister

Shannon Kister, Organizer